AMENDED AND RESTATED

BYLAWS OF

TRUE RELIGION APPAREL, INC.

(A DELAWARE CORPORATION)

Table of Contents

Page
ARTICLE I. OFFICES	1
Section 1.1.	Principal Office	1
Section 1.2.	Registered Office	1
Section 1.3.	Additional Offices	1
ARTICLE II. STOCKHOLDERS 1
Section 2.1.	Annual Meeting	1
Section 2.2.	Special Meetings	1
Section 2.3.	Stockholder Proposals and Nominations	1
Section 2.4.	Notices	4
Section 2.5.	Quorum	4
Section 2.6.	Adjournments	4
Section 2.7.	Conduct of Meetings	5
Section 2.8.	Voting	5
Section 2.9.	Proxies	6
Section 2.10.	Voting List	6
Section 2.11.	Consent of Absentees	6
Section 2.12.	Action Without Meeting	7
ARTICLE III. DIRECTORS 7
Section 3.1.	Powers	7
Section 3.2.	Number and Tenure	7
Section 3.3.	Advance Notice for Nomination of Directors	7
Section 3.4.	Vacancies	9
Section 3.5.	Removal	9
Section 3.6.	Annual Meetings	9
Section 3.7.	Regular Meetings	10
Section 3.8.	Special Meetings	10
Section 3.9.	Quorum; Required Vote	10
Section 3.10.	Action Without Meeting	10
Section 3.11.	Presumption of Assent	11
Section 3.12.	Compensation	11
Section 3.13.	Consent of Absentees	11
Section 3.14.	Committees	11
ARTICLE IV. OFFICERS 12
Section 4.1.	Officers	12
Section 4.2.	Removal	14
Section 4.3.	Term of Office; Removal; Vacancies	14
ARTICLE V. INDEMNIFICATION 15
Section 5.1.	Right to Indemnification	15
Section 5.2.	Right to Advancement of Expenses	15
Section 5.3.	Right of Indemnitee to Bring Suit	16
Section 5.4.	Non-Exclusivity of Rights	16

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Section 5.5.	Insurance	16
Section 5.6.	Indemnification of Other Persons	17
Section 5.7.	Amendments	17
Section 5.8.	Certain Definitions	17
Section 5.9.	Contract Rights	17
Section 5.10.	Severability	17
ARTICLE VI. CERTIFICATES 18
Section 6.1.	Certificated and Uncertificated Shares	18
Section 6.2.	Issuance and Payment	18
Section 6.3.	Replacement of Certificates	19
Section 6.4.	Registration of Transfer	19
Section 6.5.	Transfer Agent and Registrar	19
Section 6.6.	Holder of Record	19
ARTICLE VII. MISCELLANEOUS 20
Section 7.1.	Contracts	20
Section 7.2.	Corporate Seal	20
Section 7.3.	Books and Records	20
Section 7.4.	Resignations	20
Section 7.5.	Dividends	20
Section 7.6.	Reserves	20
Section 7.7.	Fixing Record Dates	20
Section 7.8.	Means of Giving Notice	21
Section 7.9.	Waiver of Notice	23
Section 7.10.	Meeting Attendance via Remote Communication quipment	23
ARTICLE VIII. AMENDMENTS 24
Section 8.1.	Amendments	24

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TRUE RELIGION APPAREL, INC.

(A DELAWARE CORPORATION)

(THE "COMPANY")

AMENDED AND RESTATED

BYLAWS

ARTICLE I.

OFFICES

Section 1.1.       Principal Office. The principal office of the Company shall be in the City of Los Angeles, Los Angeles County, California 90023. The Board of Directors is hereby granted the full power and authority, by resolution of a majority of the directors, to change the principal office from one location to another.

Section 1.2.       Registered Office. The address of the registered office of the Company in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

Section 1.3.       Additional Offices. The Company may also have additional offices at such places, whether in Delaware or elsewhere, as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II.

STOCKHOLDERS

 Section 2.1.      Annual Meeting. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board of Directors and stated in the notice of the meeting; provided, that the Board of Directors may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided for in these Bylaws. At each annual meeting, the stockholders shall elect directors of the Company and may transact any other business as may properly be brought before the meeting.

Section 2.2.      Special Meetings. Special meetings of the stockholders for any purpose or purposes whatsoever may be called by the chairman of the Board of Directors, the chief executive officer, the president, or pursuant to a resolution adopted by a majority of the Board of Directors. Special meetings shall be held at such place and time and on such date as shall be determined by the Board of Directors and stated in the notice of the meeting; provided, that the Board of Directors may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided for in these Bylaws. Only business within the purpose or purposes described in the notice of the special meeting of the stockholders may be conducted at the meeting.

                Section 2.3.       Stockholder Proposals and Nominations.

(a)          Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.3(a) and who is entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.3(a). Notwithstanding anything in this Section 2.3(a) to the contrary, only persons nominated for election as a director at an annual meeting pursuant to Section 3.3 will be considered for election at such meeting.

(i)           In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.3(a)(iii), a stockholder’s notice to the secretary with respect to such business, to be timely, must be received by the secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.3(a).

(ii)          To be in proper written form, a stockholder’s notice to the secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of each beneficial owner or other person, if any, on whose behalf the proposal is made (each such stockholder, beneficial owner and other person, a “Proposing Person”), (C) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by each Proposing Person, (D) with respect to each Proposing Person, whether and the extent to which any hedging or other transaction or series of related transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing of shares) has been made, the effect or intent of which is to mitigate loss or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any securities of the Company, (E) a description of

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all arrangements or understandings between or among any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (F) any material interest of each Proposing Person in such business, (G) any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors (even if an election contest is not involved), or would be otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (H) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (I) a statement whether any Proposing Person intends to solicit proxies in connection with the proposal.

(iii)        The foregoing notice requirements of this Section 2.3(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder’s proposal has been included in a proxy statement prepared by the Company to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.3(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.3(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board of Directors or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.3(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.3(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.3(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Company to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

(iv)         In addition to the provisions of this Section 2.3(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.3(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)          Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting only pursuant to Section 3.3.

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(c)          Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(d)          The Company shall be under no obligation to include any stockholder proposal in its proxy statement or otherwise present any such proposal to stockholders at a meeting of stockholders if the Board of Directors believes that the proposing stockholder has not complied with the applicable requirements of the Exchange Act and the rules and regulations under such act, nor shall the Company be required to include in its proxy statement to stockholders any stockholder proposal not required to be included in its proxy statement to stockholders in accordance with the Exchange Act and the rules and regulations under such act. The chairman of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.

Section 2.4.       Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 7.8 to each stockholder entitled to vote thereat by the Company not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Company’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board of Directors upon public announcement given before the date previously scheduled for such meeting. No notice of any adjournment of any meeting shall be required.

Section 2.5.       Quorum. Unless otherwise provided by law, by the Company’s Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting. The stockholders present, in person or represented by proxy, at a duly convened meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder present in person or represented by proxy to vote shall not affect the presence of a quorum at the meeting. If a quorum shall not be present or represented by proxy at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend.

Section 2.6.       Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such

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adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                   Section 2.7.       Conduct of Meetings.

                                (a)          The chairman of each annual and special meeting of stockholders shall be the chairman of the Board of Directors or, in the absence (or inability or refusal to act) of the chairman of the Board of Directors, the chief executive officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the chief executive officer or if the chief executive officer is not a director, the president (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the president or if the president is not a director, such other person as shall be appointed by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.

(b)          If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting. Upon his so doing, the meeting shall immediately be adjourned.

(c)          The chairman may ask or require the removal of anyone not a stockholder of record or a proxy of a stockholder of record not present in person to leave the meeting.

Section 2.8.       Voting.  Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders except to the extent that the Company’s Certificate of Incorporation or the laws of Delaware provide otherwise. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a

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quorum is present shall be the act of the stockholders, unless the vote of a greater number is required by law. Directors shall be elected by the holders of a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. No stockholder shall have the right to cumulate his votes at any election for directors of the Company.

Section 2.9.       Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the secretary of the Company until the meeting is called to order, but shall be filed with the secretary before being voted. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.10.     Voting List. The secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Company to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.10 shall require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 7.10(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.10 or to vote in person or by proxy at any meeting of stockholders.

Section 2.11.    Consent of Absentees. No defect in the calling or giving notice of a stockholder meeting will affect the validity of any action at the meeting if a quorum was present and if each stockholder not present in person or represented by proxy signs a written waiver of

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notice, consent to the holding of the meeting or approval of the minutes, either before or after the meeting, and such waivers, consents or approvals are filed with the corporate records or made a part of the minutes of the meeting.

Section 2.12.     Action Without Meeting. Subject to the rights of the holders of any series of preferred stock or any other class of stock or series thereof having the preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

ARTICLE III.

DIRECTORS

Section 3.1.       Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2.       Number and Tenure . The number of directors of the Company shall be five (5) and may be increased to no more than fifteen (15) or decreased to no fewer than three (3) by resolution of the Board of Directors. Directors shall hold office for a term of one (1) year and shall serve until the expiration of such director’s term and thereafter until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in number of directors shall shorten the term of any incumbent director.

Section 3.3        Advance Notice for Nomination of Directors.

(a)          Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors by the stockholders of the Company Nominations of persons for election to the Board of Directors at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Company’s notice of such special meeting, may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.3 and who is entitled to vote in the election of directors at such meeting and (y) who complies with the notice procedures set forth in this Section 3.3.

(b)          In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company. To be timely, a stockholder’s notice to the secretary must be received by the secretary at the principal executive offices of the Company (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the

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stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.3.

(c)          Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Company naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board of Directors before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the date on which such public announcement was first made by the Company.

(d)          To be in proper written form, a stockholder’s notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the number of shares of capital stock of the Company that are owned beneficially or of record by the person, (D) whether and the extent to which any hedging or other transaction or series of related transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing of shares) has been made, the effect or intent of which is to mitigate loss or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, the person with respect to any securities of the Company and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of each beneficial owner or other person, if any, on whose behalf the nomination is made (each such stockholder, beneficial owner and other person, a “Nominating Person”), (B) the number of shares of capital stock of the Company that are owned beneficially and of record by each Nominating Person, (C) with respect to each Nominating Person, whether and the extent to which any hedging or other transaction or series of related transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing of shares) has been made, the effect or intent of which is to mitigate loss or manage the risk or benefit of share price changes for, or to increase or decrease

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the voting power of, such Nominating Person with respect to any securities of the Company, (D) a description of all arrangements or understandings between or among any Nominating Person, any proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by a Nominating Person, (E) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (F) any other information relating to each Nominating Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (G) a statement whether any Nominating Person intends to solicit proxies for the election of the proposed nominee. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)          If the Board of Directors or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.3, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Company to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

(f)           In addition to the provisions of this Section 3.3, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation or the right of the Board of Directors to fill newly created directorships and vacancies on the Board of Directors pursuant to the Certificate of Incorporation.

Section 3.4.       Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy occurring by reason of an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Subject to the terms of Section 2.3, the stockholders may, at an annual meeting of the stockholders, fill any vacancy occurring in the Board of Directors not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. A vacancy shall be deemed to exist by reason of the death, resignation, failure or refusal to act by the person elected, upon the failure of stockholders to elect directors to fill the unexpired term of directors removed in accordance with the provisions of these Bylaws or upon an increase in the number of directors by resolution of the Board of Directors or amendment of these Bylaws.

Section 3.5.      Removal. Any director of the Company may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.6.      Annual Meetings. The Board of Directors shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board of Directors shall fix another time and place and give

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notice thereof in the manner required herein for special meetings of the Board of Directors. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 3.6.

                Section 3.7.       Regular Meetings. Regularly scheduled, periodic meetings of the Board of Directors may be held without notice at such times, dates and places as shall from time to time be determined by the Board of Directors.

Section 3.8.      Special Meetings. Special meetings of the Board of Directors (a) may be called by the chairman of the Board of Directors, the chief executive officer or president and (b) shall be called by the chairman of the Board of Directors, chief executive officer, president or secretary on the written request of at least two directors then in office, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board of Directors shall be given, as provided in Section 7.8(a), to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board of Directors may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.9. The signing of a written waiver of notice of any special meeting by the person entitled to such notice, whether before or after the meeting, shall be deemed timely receipt of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened

Section 3.9.      Quorum; Required Vote. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.10.     Action Without Meeting . Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, and with the same force and effect as a unanimous vote of the directors, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic

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transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.11.    Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be written in the minutes of the meeting or unless he shall file his written dissent to such action or abstention with respect to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered or certified mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

Section 3.12.    Compensation. Directors and members of committees of the Board of Directors may receive such compensation, if any, for their services and such reimbursement for expenses in connection with such service as may be fixed or determined by resolution of the Board of Directors or by the Compensation Committee, subject to ratification by the Board of Directors.

Section 3.13.     Consent of Absentees. No defect in the calling or noticing of a meeting of the Board of Directors will affect the validity of any action at the meeting if a quorum was present and if each director not present signs a written waiver of notice, consent to the holding of the meeting or approval of the minutes, whether before or after the meeting, and such waivers, consents or approvals are filed with the corporate records or made a part of the minutes of the meeting.

Section 3.14.    Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more members of the Board of Directors to constitute one or more committees of the Board of Directors, including without limitation an executive committee, an audit committee, a compensation committee and a nominating committee. Each committee shall have and may exercise such powers in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation or imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. A majority of the members of any such committee may fix its rules of procedure, determine its actions and fix the time and place, in Delaware or elsewhere, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies on the committee and to disband any such committee for any reason at any time. Each committee shall keep regular minutes of its proceedings and report such proceedings to the Board of Directors when required. The proceedings of each committee shall be placed in the minute book of the Company. Unless otherwise specifically provided by law or the Board of Directors, any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all members of the committee. Such consent shall have the same force and effect as a unanimous vote at an actual meeting. The

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executed consent shall be placed in the minute book of the Company. Members of a committee may participate in a meeting of the committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where participation is for the express purpose of objecting to the transaction of business at the meeting on the ground that the meeting is not lawfully called or convened. Except as otherwise specifically provided by the Board of Directors, any committee shall have the power to appoint a subcommittee from among its members and to delegate to any such subcommittee any of its powers, duties and functions.

ARTICLE IV.

OFFICERS

Section 4.1.       Officers. The officers of the Company elected by the Board of Directors shall be a chairman of the Board of Directors, a chief executive officer, a president, a chief financial officer, a secretary and such other officers (including without limitation a chief operating officer, treasurer, vice presidents, and assistant secretaries or treasurers) as the Board of Directors from time to time may determine. Officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The chairman of the Board of Directors, chief executive officer or president may also appoint such other officers (including without limitation one or more vice presidents and controllers) as may be necessary or desirable for the conduct of the business of the Company. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board of Directors or, if such officer has been appointed by the chairman of the Board of Directors, chief executive officer or president, as may be prescribed by the appointing officer. Any two or more offices may be held by the same person.

(a)          Chairman of the Board of Directors. The chairman of the Board of Directors shall preside when present at all meetings of the stockholders and the Board of Directors. The chairman of the Board of Directors shall advise and counsel the chief executive officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the chairman of the Board of Directors from time to time by the Board of Directors or these Bylaws.

(b)          Chief Executive Officer. The chief executive officer shall be the chief executive officer of the Company, shall have general supervision of the affairs of the Company and general control of all of its business subject to the ultimate authority of the Board of Directors, and shall be responsible for the execution of the policies of the Board of Directors. In the absence (or inability or refusal to act) of the chairman of the Board of Directors, the chief executive officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors.

(c)          President. The president of the Company shall in general, subject to the control of and in cooperation with the chief executive officer, supervise and control the business

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and affairs of the Company and exercise the general powers and management of the Company. The president shall perform such other duties as may be prescribed by the Board of Directors and the chief executive officer from time to time. Within this authority and in the course of such duties, the president shall (a) sign, with the secretary or other proper officer of the Company thereunto authorized by the Board of Directors or these Bylaws, certificates for shares of the Company, unless the Board of Directors shall by resolution determine otherwise, (b) appoint and remove, employ and discharge and prescribe the duties and fix the compensation of all agents and employees of the Company other than the duly appointed officers, subject to the approval of the Board of Directors, and control all of the officers, agents and employees of the Company, subject to the direction of the Board of Directors, (c) in the absence or inability or refusal to act of the chief executive officer, or if the Board of Directors has not elected a chief executive officer or the office is otherwise vacant, assume the duties incident to the office of chief executive officer and (d) if the Board of Directors has not elected a chief operating officer, perform the duties of the chief operating officer.

(d)          Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the stockholders of the Company such financial statements and reports as are by law or these Bylaws required to be sent to them.

The chief financial officer shall deposit all monies and other valuables in the name or to the credit of the Company with such depositories as may be designated by the Board of Directors or by an officer, if such authority is delegated by the Board of Directors. The chief financial officer shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all transactions undertaken as chief financial officer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

(e)          Chief Operating Officer. The chief operating officer shall, subject to the authority of the chief executive officer, the president and the Board of Directors, have general management and control of the day-to-day business operations of the Company and shall consult with and report to the chief executive officer and the president. The chief operating officer shall put into operation the business policies of the Company as determined by the chief executive officer, the president and the Board of Directors and as communicated to the chief operating officer by the chief executive officer, the president and the Board of Directors. The chief operating officer shall make recommendations to the chief executive officer and the president on all operational matters that would normally be reserved for the final executive responsibility of the chief executive officer and president.

(f)           Vice President. In the absence of the chief operating officer, or in the event of his death, inability to act or refusal to act, or, if the Board of Directors has not elected a chief operating officer, in the absence of the president, or in the event of his death, inability to act or refusal to act, a vice president designated by the Board of Directors shall perform the duties of the chief operating officer, or president, as applicable, and when so acting shall have all of the

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powers of and be subject to the restrictions upon the president. In the absence of a designation by the Board of Directors of a vice president to perform the duties of the chief operating officer or the president, as applicable, or if the designated vice president is unable or unwilling to act, the vice president who is present and who has served longest as a vice president of the Company shall so act. The vice president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(g)          Secretary. The secretary shall attend all meetings of the stockholders, the Board of Directors and (as required) committees of the Board of Directors and shall record the proceedings of such meetings in books to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the chairman of the Board of Directors chief executive officer or the president. The secretary shall have custody of the corporate seal of the Company and the secretary, or any assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature. The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(h)          Treasurer. The treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Company which from time to time may come into the treasurer’s hands and the deposit of the funds of the Company in such banks or trust companies as the Board of Directors, the chief executive officer or the president may authorize).

                                (i)           Assistant Officers. Any assistant secretary or assistant treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or the treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the Board of Directors may prescribe.

Section 4.2.       Removal. Any officer or agent may be removed, either with or without cause, by a majority of the directors then in office at any regular or special meeting of the Board of Directors or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 4.3.       Term of Office; Removal; Vacancies. The elected officers of the Company shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders. All officers elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until their successors are duly elected

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and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board of Directors. Any officer appointed by the chairman of the Board of Directors, chief executive officer or president may also be removed, with or without cause, by the chairman of the Board of Directors, chief executive officer or president, as the case may be, unless the Board of Directors otherwise provides. Any vacancy occurring in any elected office of the Company may be filled by the Board of Directors. Any vacancy occurring in any office appointed by the chairman of the Board of Directors, chief executive officer or president may be filled by the chairman of the Board of Directors, chief executive officer or president, as the case may be, unless the Board of Directors then determines that such office shall thereupon be elected by the Board of Directors, in which case the Board of Directors shall elect such officer.

ARTICLE V.

INDEMNIFICATION

Section 5.1.       Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, if (1) a majority of disinterested directors of the Company, (2) a committee of such directors, even though less than a quorum, or (3) the stockholders, determines that indemnification is proper in the circumstances because the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in the best interests of the Company, and in a criminal proceeding, such Covered Person had no reasonable cause to believe their conduct was unlawful; provided, however, that, except as provided in Section 5.3 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

Section 5.2.     Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 5.1, a Covered Person shall also have the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Company (and not in any other capacity in which

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service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article V or otherwise.

Section 5.3.       Right of Indemnitee to Bring Suit. If a claim under Section 5.1 or Section 5.2 is not paid in full by the Company within 60 days after a written claim therefor has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Company.

Section 5.4.      Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article V shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By-Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 5.5.      Insurance. The Company may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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Section 5.6.       Indemnification of Other Persons. This Article V shall not limit the right of the Company to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any other person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of Covered Persons under this Article V.

Section 5.7.       Amendments. Any repeal or amendment of this Article V by the Board or the stockholders of the Company or by changes in applicable law, or the adoption of any other provision of these By-Laws inconsistent with this Article V, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Company to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 5.8.       Certain Definitions. For purposes of this Article V, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Company” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” for purposes of Section 145 of the Delaware General Corporation Law.

Section 5.9.       Contract Rights. The rights provided to Covered Persons pursuant to this Article V shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 5.10.     Severability. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article V shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article V (including, without limitation, each such portion of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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ARTICLE VI.

CERTIFICATES

Section 6.1.       Certificated and Uncertificated Shares. The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in accordance with this Section 6.1 representing the number of shares registered in certificate form. The Company shall not have power to issue a certificate representing shares in bearer form. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (a) the chairman of the Board of Directors, the president or a vice president and (b) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 6.2.         Issuance and Payment.

(a)          Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

(b)          The consideration for the issuance of shares shall consist of any tangible or intangible benefit to the Company, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Company. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c)          Upon receipt of consideration in the form of cash, services performed, personal property, real property or leases thereof at least to the extent of the amount determined to be capital under the Delaware General Corporation Law and if there is a promissory note or other binding obligation for any balance remaining, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the Board of Directors, in accordance with the Delaware General Corporation Law, between stated capital and capital surplus accounts.

Section 6.3.       Replacement of Certificates. The Company shall issue a new certificate to replace any certificate for shares previously issued if the registered owner of the certificate (a) furnishes an affidavit that the certificate has been lost, destroyed or stolen, (b) requests the issuance of a new certificate before the Company has notice that the certificate has been acquired

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by a purchaser for value in good faith and without notice of an adverse claim, (c) assents to such terms, conditions and guaranties as the Board of Directors may see fit to impose or gives a bond in such form and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct to indemnify the Company (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate and (d) satisfies any other reasonable requirements imposed by the Board of Directors. When a certificate has been lost, apparently destroyed or stolen, and the holder of record fails to notify the Company within a reasonable time after he has notice of it, and the Company registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record shall be precluded from making any claim against the Company for the transfer or for a new certificate.

Section 6.4.     Registration of Transfer. If a certificate representing shares of the Company is presented to the Company with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Company requesting the registration of transfer of uncertificated shares, the Company shall register the transfer as requested if:

(i)           in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)          (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)        the Company has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Company may request;

(iv)         such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

Section 6.5.       Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all stock certificates to bear the signature of a transfer agent or registrar, or both.

Section 6.6.       Holder of Record. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including without limitation a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

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ARTICLE VII.

MISCELLANEOUS

Section 7.1.       Contracts. The chief executive officer and president and chief financial officer shall have the power and authority to execute, on behalf of the Company, contracts or instruments in the usual and regular course of business, and in addition the Board of Directors may authorize any officer or officers or agent or agents of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

Section 7.2.       Corporate Seal. The corporate seal, if any, shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to or in any manner reproduced upon instruments of any nature required to be executed by officers of the Company.

Section 7.3.       Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 7.4.      Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

            Section 7.5.       Dividends. The Board of Directors may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

            Section 7.6.       Reserves. The Board of Directors may set apart out of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

                Section 7.7        Fixing Record Dates.

(a)          In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to

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vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)          In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 7.8.     Means of Giving Notice.

(a)          Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director's address appearing on the records of the Company, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director's address appearing on the records of the Company, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Company, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Company, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Company.

(b)          Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the Delaware General Corporation Law. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the Company, (iii) if sent for next day

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delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the Company, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Company. Any such consent shall be deemed revoked if (1) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary or to the Company’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)          Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d)          Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Company to stockholders, any notice to stockholders given by the Company under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Company. Any stockholder who fails to object in writing to the Company within 60 days of having been given written notice by the Company of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e)          Exceptions to Notice Requirements. Whenever notice is required to be given by the Company, under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Company and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly

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given. If any such stockholder shall deliver to the Company a written notice setting forth such stockholder’s then-current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Company is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the Delaware General Corporation Law. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

                   Section 7.9.       Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Company. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

                  Section 7.10          Meeting Attendance via Remote Communication Equipment.

(a)          Stockholder Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

                (i)           participate in a meeting of stockholders; and

(ii)          be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Company.

(b)          Board of Directors Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in

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the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE VIII.

AMENDMENTS

Section 8.1.       Amendments. These Bylaws may be altered, amended or repealed or new Bylaws adopted as set forth in the Certificate of Incorporation.

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